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                [Keating, Muething & Klekamp, P.L.L. Letterhead]


                                                                       EXHIBIT 5

                            FACSIMILE (513) 579-6957


                                December 12, 1997



Direct Dial:  (513) 579-6517
E-Mail:  PMuething@KMKlaw.com




American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio   45202

Ladies and Gentlemen:

         We have acted as counsel to American Financial Group, Inc. (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-21995) filed with the Securities and Exchange Commission on February 18, 1997 and Post-Effective Amendment No. 1 to such Registration Statement filed on December 5, 1997, as supplemented by the Prospectus Supplement dated December 10, 1997 (Post-Effective Amendment No. 1 to such registration statement as so supplemented is hereafter referred to as the "Registration Statement") relating to the public offering of an aggregate principal amount of $100,000,000 of its 7-1/8% Senior Debentures due 2007 (the "Securities").

         In reaching the conclusions expressed herein, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and the Code of Regulations of the Company; (ii) copies of resolutions of the Board of Directors of the Company, or committees thereof, authorizing the issuance of the Securities and related matters; (iii) the Registration Statement and all exhibits thereto; and
(iv) such other documents and instruments as we have deemed necessary for the expression of opinion herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.


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American Financial Group, Inc.
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December 12, 1997


         Based on the foregoing, we are of the opinion that when, and if, issued, delivered and paid for, the Securities will be duly authorized, validly issued and binding obligations of the Company.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder.

                                       Yours truly,

                                       KEATING, MUETHING & KLEKAMP, P.L.L.




                                       By:       /S/ Paul V. Muething
                                           -------------------------------------
                                                 Paul V. Muething